Exhibit 99.3

Exhibit VII – Report on the proposed amendments, containing the origin and justification of the amendments and analysis of their legal and economic effects, pursuant to article 11 of CVM Instruction 481/2009 Report on the proposed amendments to the Bylaws of Vale S.A. Below is a report in table format, detailing the origin of, and justification for, the proposed amendments to the Company's Bylaws and analyzing their possible legal and economic effects: Page 1 of 33 Current text of Bylaws Proposed text for Bylaws Justification Article 5 - The paid-up capital amounts to R$77,300,000,000.00 (seventy-seven billion and three hundred million Reais) corresponding to 5.244.316.120 (five billion, two hundred and forty-four million, three hundred and thousand and one hundred and twenty) shares, being R$47,420,608,861.89 (forty-seven billion, four hundred and twenty million, six hundred and eight thousand, eight hundred and sixty-one Reais and eighty-nine cents), divided into 3,217,188,402 (three billion, two hundred and seventeen million, one hundred and eighty-eight thousand and four hundred and two) common shares and R$29,879,391,138.11 (twenty-nine billion, eight hundred and seventy-nine million, three hundred and ninety-one thousand, one hundred and thirty-eight Reais and eleven cents), divided into 2,027,127,718 (two billion, twenty-seven million, one hundred and twenty-Article 5 - The paid-up capital amounts to R$77,300,000,000.00 (seventy-seven billion and three hundred million Reais) corresponding to 5.244.316.120 (five billion, two hundred and forty-four million, three hundred and thousand and one hundred and twenty) 5.416.521.415 (five billion, four hundred and sixteen million, five hundred and twenty one thousand and four, hundred and fifteen) shares, being R$47,420,608,861.89 (forty-seven billion, four hundred and twenty million, six hundred and eight thousand, eight hundred and sixty-one Reais and eighty-nine cents) R$48.660.827.602,05 (forty-eight billion, six hundred and sixty million, eight hundred and twenty-seven thousand, six hundred and two Reais and five cents), divided into 3,217,188,402 (three billion, two hundred and seventeen million, one hundred and eighty-eight thousand and four hundred and two)3.409.733.697 (three billion, four hundred and nine million, seven hundred and thirty-This amendment is a result of the merger of Valepar into Vale. Legal and Economic Effects. The legal effect of the proposed amendment is the delivery of 1,908,980,340 new ordinary shares issued by Vale to the shareholders of Valepar in replacement of 1,716,435,045 ordinary shares and 20,340,000 preferred shares issued by Vale, currently held by Valepar, which will be cancelled as a result of the incorporation. Therefore, the shareholders of Valepar will hold 1,908,980,340 ordinary shares issued by Vale after the merger. The economic effect of the proposed amendment is the dilution of about 3% of other Vale

Page 2 of 33 Current text of Bylaws Proposed text for Bylaws Justification seven thousand, seven hundred and eighteen) preferred Class “A” shares, including 12 (twelve) golden shares, all without nominal value. (...) §3 - Each common, class A preferred share and special class shares shall confer the right to one vote in decisions made at General Meetings, the provisions of § 4 following being observed. (...) three thousand and six hundred and ninety-seven) common shares and R$29,879,391,138.11 (twenty-nine billion, eight hundred and seventy-nine million, three hundred and ninety-one thousand, one hundred and thirty-eight Reais and eleven cents) R$28.639.172.397,96 (twenty-eight billion, six hundred and thirty-nine million, one hundred and seventy-two thousand, three hundred and ninety-seven Reais and ninety-six cents), divided into 2,027,127,718 (two billion, twenty-seven million, one hundred and twenty-seven thousand, seven hundred and eighteen) 2.006.787.718 (two billion, six million, seven hundred and eighty-seven thousand, seven hundred and eighteen) preferred Class “A” shares, including 12 (twelve) golden shares, all without nominal value.. (...) §3 - Each common, class A preferred share and special class shares shall confer the right to one vote in decisions made at General Meetings, the provisions of § 4 following being observed. (...) shareholders’ interest in Vale’s corporate capital. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of Bylaws. Article 6 -Thecompanyisauthorizedto increase its paid-up capital up to the limit of 3,600,000,000 (three billion, six hundred million) commonsharesand 7,200,000,000(seven Article 6 - The company is authorized to increase its paid-up capital up to the limit of 7,000,000,000 (seven billion) common shares and 7,200,000,000 (seven billion, two hundred million) Preferred Class Under this proposal, the Company will only issue common shares in accordance with the stated limits of its authorized capital. Legal and

Page 3 of 33 Current text of Bylaws Proposed text for Bylaws Justification billion, two hundred million) Preferred Class “A” shares. Within the limit authorized in this article, the Company, as a result of deliberation by the Board of Directors, may increase its paid-up capital independently of reform to its bylaws, through the issue of common and/or preferred shares. (...) §2 - At the option of the Board of Directors the preemptive right in the issuance of shares, bonds convertible into shares and subscription bonuses, the placement of which on the market may be by sale on the stock exchange or by public subscription as per the prescriptions set forth in Law no. 6.404/76, may be rescinded. §3 - Provided that the plans approved by the GeneralMeetingarecompliedwith,the company shall be entitled to delegate the option of share purchase to its administrators and employees, with shares held in Treasury or by means of the issuance of new shares, the shareholders' preemptive right being excluded. (...) “ A” shar es. Within the limit authorized in this article, the Company, as a result of deliberation by the Board of Directors, may increase its paid-up capital independently of reform to its Bbylaws, through the issue of common and/or preferred shares. (...) §2 - At the option of the Board of Directors the preemptive right in the issuance of shares, bonds convertible into common shares and subscription bonuses, the placement of which on the market may be by sale on the stock exchange or by public subscription as per the prescriptions set forth in Law no. 6.404/76, may be rescinded. §3 - Provided that the plans approved by the General Meeting are complied with, the company shall be entitled to delegate the option of common share purchase to its administrators and employees, with common shares held in Treasury or by means of the issuance of new shares, the shareholders' preemptive right being excluded. (...) Economic Effects. The Company will no longer issue preferred - shares rising the authorized capital. This proposal reflects a wording adjustment to establish that the Company can only exclude preemptive rights in case of the issuance of debentures convertible into common shares. Legal and Economic Effects. Preemptive rights cannot be excluded in case of the issuance of debentures convertible into preferred shares. This proposal reflects a spelling update in the Portuguese version of the Bylaws and a wording adjustment to limit the grant of stock options to the Company’s managers and employees to common shares and the use, for such purpose, of common shares

Page 4 of 33 Current text of Bylaws Proposed text for Bylaws Justification in treasury. Legal and Economic Effects. There will be no more stock option plans for preferred shares and the use, for such purpose, of preferred shares in treasury. CHAPTER III - GENERAL MEETING Article 8 - The ordinary Shareholders’ General Meeting shall be held within the first four months following the end of the fiscal year and, extraordinarily, whenever called by the Board of Directors. §1 - An extraordinary Shareholders’ General Meeting shall be competent to discuss the subjects specified in Article 7. (...) CHAPTER III - GENERAL MEETING Article 8 - The ordinary Shareholders’ General Meeting shall be held within the first four months following the end of the fiscal year and, extraordinarily, whenever called by the Board of Directors. §1 - An extraordinary Shareholders’ General Meeting shall be competent to discuss the subjects specified in Article 7. (...) Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws.

Page 5 of 33 Current text of Bylaws Proposed text for Bylaws Justification §3 - Should the holder of the special class share be absent from the General Meeting called for this purpose or should it abstain from voting, the subjects specified in Article 7 shall be deemed as having been approved by the holder of the said special class. §3 - Should the holder of the special class share be absent from the General Meeting called for this purpose or should it abstain from voting, the subjects specified in Article 7 shall be deemed as having been approved by the holder of the said special class. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Article 9 - At an Ordinary or Extraordinary General Meeting, the chair shall be taken by the Chairman, or in his absence by the Vice-Chairman of the Board of Directors of the company, and the Secretary of the Board of Directors shall act as secretary, as per § 15 of Article 11. Sole Paragraph - In the case of temporary absence or impediment of the Chairman or Vice-Chairman of the Board of Directors, the General Meeting of Shareholders shall be chaired by their respective alternates, or in the absence or impediment of such alternates, by an Officer specially appointed by the Chairman of the Board of Directors. Article 9 - At an Ordinary or Extraordinary General Meeting, the chair shall be taken by the Chairman, or in his absence by the Vice-Chairman of the Board of Directors of the company, and the Secretary of the Board of Directors shall act as secretary, as per § 15 of Article 11. Sole Paragraph - In the case of temporary absence or impediment of the Chairman or Vice-Chairman of the Board of Directors, the General Meeting of Shareholders shall be chaired by their respective alternates, or in the absence or impediment of such alternates, by an Officer specially appointed by the Chairman of the Board of Directors. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws and a cross-reference update. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Article 11 - The Board of Directors, a joint decision-making body, shall be elected by the General Meeting and shall be formed of 11 (eleven) effective members and their respective Article 11 - The Board of Directors, a joint decision-making body, shall be elected by the General Meeting and shall be formed of 11 12 (eleventwelve) effective members and their respective alternates, This amendment aims to facilitate the appointment of members of the Board of Directors by shareholders of the Company by adding one

Page 6 of 33 Current text of Bylaws Proposed text for Bylaws Justification alternates, and one of whom shall be the Chairman of the Board and another shall be the Vice-Chairman. (...) §2 - Under the terms of Article 141 of Law No. 6,404/76, 1 (one) member and his alternate of the Board of Directors, may be elected and removed, by means of a separate vote at the general meeting of shareholders, excluding the controlling shareholder, by the majority of holders, respectively, of: (...) §4 - The entitlement set forth in §2 of this Article may only be exercised by those shareholders who are able to prove uninterrupted ownership of the shares required therein for a period of at least 3 (three) months, immediately prior to the general shareholders meeting which elected the members of the Board of Directors. and one of whom shall be the Chairman of the Board and another shall be the Vice-Chairman. (...) §2 - Under the terms of Article 141 of Law No. 6,404/76, 1 (one) member and his alternate of the Board of Directors, may be elected and removed, by means of a separate vote at the general meeting of shareholders, excluding the controlling shareholder, by the majority of holders, respectively, of: (...) §4 - The entitlement set forth in §2 of this Article may only be exercised by those shareholders who are able to prove uninterrupted ownership of the shares required therein for a period of at least 3 (three) months, immediately prior to the general shareholders meeting which elected the members of the Board of Directors. additional member to the Board of Directors. Legal and Economic Effects. The legal effect is the creation of an additional position for a effective member of the Board of Directors and his alternate. The economic effect is the payment of fees to another effective member and his alternate. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws.

Current text of Bylaws	Proposed text for Bylaws	Justification
§5 - From among the 11 (eleven) principal members and their respective alternates of the Board of Directors, 1 (one) member and his alternate shall be elected and/or removed, by means of a separate vote, by the employees of the company.	**§5 -** From among the ~~11~~ 12 (~~eleven~~twelve) principal members and their respective alternates of the Board of Directors, 1 (one) member and his alternate shall be elected and/or removed, by means of a separate vote, by the employees of the company.	This amendment reflects the change in the composition of the Board of Directors pursuant to the proposed wording of the caput of Article 11. ***Legal and Economic Effects***. The legal effect is the creation of an additional position for an effective member of the Board of Directors and his alternate . The economic effect is the payment of fees to another effective member and his alternate.
	§6 - At least 20% of the elected principal members of the Board of Directors (and their respective alternates) shall be Independent Directors (as defined below), and expressly designated as such in the Minutes of the General Meeting that elected them. Members of the Board of Directors elected pursuant to the provisions of **§§ 2 and 3** of this **Article 11** shall also be regarded as Independent Directors. If the application of the percentage referenced above results in a fractional number of members of the Board of Directors, the result shall be rounded to the nearest whole number.	This amendment aims to adapt the Bylaws to the requirements set out ~~o~~in ~~i~~Item 4.3 of the ~~New Market~~Novo Mercado's ~~L~~listing ~~R~~regulations. ***Legal and Economic Effects***. ~~To e~~Ensures ~~the participation of~~that at least 20% ~~(twenty per cent)~~ of the ~~independent members in~~ the Board of Directors ~~of the Company~~ are independent, in compliance with the corporate governance best

Page **7** of **33**

Page 8 of 33 Current text of Bylaws Proposed text for Bylaws Justification §6 - The Chairman and the Vice-Chairman of the Board of Directors shall be elected among the members thereof during a Meeting of the Board of Directors to be held immediately after the General Meeting which has elected them, subject to Art. 10, §3. §7 - In the case of impediment or temporary absence, the Vice-Chairman shall replace the Chairman, and during the period of such replacement the Vice-Chairman shall have powers identical to those of the Chairman, the alternate of the Chairman being nevertheless entitled to exercise the right to vote in his capacity as a member of the Board of Directors. §8 - Should a vacancy occur in the office of Chairman or Vice-Chairman, the Board of Directors shall elect the respective alternates in the first Meeting to be held after the vacancy. §9 - During their impediments or temporary absences, the members of the Board of Directors shall be replaced by their respective alternates. §67 - The Chairman and the Vice-Chairman of the Board of Directors shall be elected among the members thereof during a Meeting of the Board of Directors to be held immediately after the General Meeting which has elected them, subject to Art. 10, §3. §78 - In the case of impediment or temporary absence, the Vice-Chairman shall replace the Chairman, and during the period of such replacement the Vice-Chairman shall have powers identical to those of the Chairman, the alternate of the Chairman being nevertheless entitled to exercise the right to vote in his capacity as a member of the Board of Directors. §89 - Should a vacancy occur in the office of Chairman or Vice-Chairman, the Board of Directors shall elect the respective alternates in the first Meeting to be held after the vacancy. §910 - During their impediments or temporary absences, the members of the Board of Directors shall be replaced by their respective alternates. corporate governance practices. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects the mere paragraph renumbering of a paragraph. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects the mere paragraph renumbering of a paragraph. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects mere paragraph renumbering of a paragraph. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects the mere renumbering of a

Page 9 of 33 Current text of Bylaws Proposed text for Bylaws Justification §10 - Should a vacancy occur in the office of a member of the Board of Directors or of an alternate, the vacancy shall be filled by nomination by the remaining members of an alternate who shall serve until the next General Meeting, which shall decide on his election. Should vacancies occur in the majority of such offices, a General Meeting shall be convened in order to proceed with a new election. §11 - If the Board of Directors is elected under the multiple vote regime, as established in Article 141 of Law # 6,404/1976, the Chairman of the shareholders meeting shall inform those shareholders present that the share which elected a member of the Board of Directors, by means of a separate vote in accordance with §§2 and 3 of Article 11, may not participate in the multiple vote regime and, evidently, may not participate in the calculation of the respective quorum. Once the separate vote has been held, then the ratio may be definitively defined in order to proceed with the multiple vote. §12 - With the exception of the principal members and their respective alternates, §1011 - Should a vacancy occur in the office of a member of the Board of Directors or of an alternate, the vacancy shall be filled by nomination by the remaining members of an alternate who shall serve until the next General Meeting, which shall decide on his election. Should vacancies occur in the majority of such offices, a General Meeting shall be convened in order to proceed with a new election. §1112 - If the Board of Directors is elected under the multiple vote regime, as established in Article 141 of Law No. 6,404/1976, the Chairman of the shareholders meeting shall inform those shareholders present that the common shares which elected a member of the Board of Directors, by means of a separate vote in accordance with §§2 and 3 of Article 11, may not participate in the multiple vote regime and, evidently, may not participate in the calculation of the respective quorum. Once the separate vote has been held, then the ratio may be definitively defined in order to proceed with the multiple vote. §1213 - With the exception of the principal members and their respective alternates, elected by paragraph. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws and the mere renumbering of a paragraph. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere wording adjustment, a spelling update in the Portuguese version of the Bylaws and the renumbering of a paragraph. Legal and Economic Effects. There are no legal or economic effects to

Page 10 of 33 Current text of Bylaws Proposed text for Bylaws Justification elected by means of separate vote, respectively, by the employees of the company and by the holders of preferred shares, under §2 of Article 11, whenever the election for the Board of Directors is held under the multiple vote regime, the removal of any member of the Board of Directors, principal or alternate, by the general shareholders meeting, shall imply in the removal of the other members of the Board of Directors, and consequently a new election shall be held; in other cases of vacancy, in the absence of an alternate, the first general shareholders meeting shall elect the whole Board. §13 - Whenever, cumulatively, the election of the Board of Directors is held under the multiple vote system and the holders of common shares or preferred shares or company employees exercise the right established in §§ 2, 3 and 5 above, the shareholder or group of shareholders under vote agreement who hold over 50% (fifty percent) of shares with voting rights, shall be ensured the right to elect officers in a number equal to those elected by the other shareholders, plus one, irrespective of the number of officers established in the caption of Article 11. means of separate vote, respectively, by the employees of the company and by the holders of common and/or preferred shares, under §2 of Article 11, whenever the election for the Board of Directors is held under the multiple vote regime, the removal of any member of the Board of Directors, principal or alternate, elected through the multiple vote system by the general shareholders meeting, shall imply in the removal of the other members of the Board of Directors also elected through the multiple vote system, and consequently a new election shall be held; in other cases of vacancy, in the absence of an alternate, the first general shareholders meeting shall elect the whole Board. §1314 - Whenever, cumulatively, the election of the Board of Directors is held under the multiple vote system and the holders of common shares or preferred shares or company employees exercise the right established in §§ 2, 3 and 5 above, the shareholder or group of shareholders under vote agreement who hold over 50% (fifty percent) of common shares with voting rights, shall be ensured the right to elect officers in a number equal to those elected by the other shareholders, plus one, irrespective of the number of officers established in the caption of Article 11. be evaluated since this proposal reflects a mere wording adjustment to clarify the multiple vote system, a spelling update in the Portuguese version of the Bylaws and the renumbering of a paragraph. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere wording adjustment, a spelling update in the Portuguese version of the Bylaws and the renumbering of a paragraph.

Page 11 of 33 Current text of Bylaws Proposed text for Bylaws Justification §14 - The Board of Directors shall have a Secretary, appointed by the Chairman of the Board of Directors, who shall necessarily be an employee or administrator of the company, in whose absence or impediment shall be replaced by another employee or administrator as designated by the Chairman of the Board of Directors. §1415 - The Board of Directors shall have a Secretary, appointed by the Chairman of the Board of Directors, who shall necessarily be an employee or administrator of the company, in whose absence or impediment shall be replaced by another employee or administrator as designated by the Chairman of the Board of Directors. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects the mere renumbering of a paragraph. Article 14 - The Board of Directors shall be responsible for: II. distributing the remuneration established by the general shareholders meeting among its members and those of the Executive Board; (...) XV. approving the accounts of the Executive Board, substantiated in the Annual Report and the Financial Statements, for subsequent submission to the Ordinary General Meeting; XVI. approving the employment of profit for the Article 14 - The Board of Directors shall be responsible for: II. distributing the remuneration established by the general shareholders meeting among its members and those of the Executive Board; (...) XV. approving the accounts of the Executive Board, substantiated in the Annual Report and the Financial Statements, for subsequent submission to the Ordinary General Meeting; XVI. approving the employment of profit for the year, Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Legal and Economic Effects. There

Page 12 of 33 Current text of Bylaws Proposed text for Bylaws Justification year, the distribution of dividends and, when necessary, the capital budget, submitted by the Executive Board, to the later direction to the appreciation of the Ordinary Shareholders Meeting; (...) XXXI. expressing its opinion regarding any matter to be submitted to the General Meeting of Shareholders; (...) XXXIII. approving the recommendations submitted by the Fiscal Council of the Company in the exercise of its legal and statutory attributions. the distribution of dividends and, when necessary, the capital budget, submitted by the Executive Board, to the later direction to the appreciation of the Ordinary Shareholders Meeting; (...) XXXI. expressing its opinion regarding any matter to be submitted to the General Meeting of Shareholders; (...) XXXIII. approving the recommendations submitted by the Fiscal Council of the Company in the exercise of its legal and statutory attributions; XXXIV. expressing its views in favor of or against any t ender off er t o pur chase t he company’s shar es by means of a substantiated opinion disclosed fifteen (15) days before the publication of the tender offer notice, which opinion shall address, at least: (a) the benefit and opportunity of the tender offer with respect to the interest of all shareholders and the liq uidit y of t he securities owned by t hem ; (b) t he are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. This amendment aims to adapt the Bylaws to the requirements set out in Item 4.8 of the Novo Mercado’s listing regulations. Legal and Economic Effects. Establishes that the Board of Directors must express its opinion in favor of or against any tender offer to

Page 13 of 33 Current text of Bylaws Proposed text for Bylaws Justification repercussions of the tender offer on the company’s inter ests; ( c) t he str ateg ic plans disclosed by t he of f er or in r elation t o t he company; ( iv) other m at ters that the Board of Directors deems appropriate, as well as any information required by applicable rules of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários— CVM). purchase the shares issued by the Company, in order to enable the Company’s shareholders to decide whether or not to accept such tender offer. Article 32 - The Executive Board shall be responsible for: (...) XII - preparing in each fiscal year the Annual Report and Financial Statements to be submitted to the Board of Directors and the General Meeting; (...) §1 - The Executive Board shall be empowered to lay down voting guidelines to be followed at the General Meetings by its proxies in the companies, foundations and other organizations in which the company participates, directly or indirectly, the investment plans and Article 32 - The Executive Board shall be responsible for: (...) XII - preparing in each fiscal year the Annual Report and Financial Statements to be submitted to the Board of Directors and the General Meeting; (...) §1 - The Executive Board shall be empowered to lay down voting guidelines to be followed at the General Meetings by its proxies in the companies, foundations and other organizations in which the company participates, directly or indirectly, the investment plans and programs of the company, as Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws.

Page 14 of 33 Current text of Bylaws Proposed text for Bylaws Justification programs of the company, as well as the respective budgets being complied with, the limit of responsibility being observed as regards, among others, indebtedness, the sale of assets, the waiver of rights and the reduction of corporate equity investments. well as the respective budgets being complied with, the limit of responsibility being observed as regards, among others, indebtedness, the sale of assets, the waiver of rights and the reduction of corporate equity investments. Article 33 - The responsibilities of the Chief Executive Officer are to: (...) II - exercise executive direction of the Company, with powers to coordinate and supervise the activities of the other Executive Officers, exerting his best efforts to ensure faithful compliance with the decisions and guidelines laid down by the Board of Directors and the General Meeting; (...) Article 33 - The responsibilities of the Chief Executive Officer are to: (...) II - exercise executive direction of the Company, with powers to coordinate and supervise the activities of the other Executive Officers, exerting his best efforts to ensure faithful compliance with the decisions and guidelines laid down by the Board of Directors and the General Meeting; (...) Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Article 34 - The Executive Officers are to: (...) IV - contract the services described in §2º of Article 39, in compliance with determinations of the Fiscal Council. Article 34 - The Executive Officers are to: (...) IV - contract the services described in §2º of Article 39, in compliance with determinations of the Fiscal Council. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere wording adjustment. Article 35 – The company shall be represented Article 35 - The company shall be represented as

Page 15 of 33 Current text of Bylaws Proposed text for Bylaws Justification as plaintiff or defendant in courts of law or otherwise, including as regards the signature of documents constituting responsibility for this, by 2 (two) members of the Executive Board, or by 2 (two) proxies established in accordance with § 1 of this Article, or by 1 (one) proxy jointly with an Executive Officer. (...) §2 - The company may, moreover, be represented by a single proxy at the General Meetings of shareholders of the companies, consortia and other organizations in which it participates or for acts arising out the exercise of powers specified in a power of attorney "ad judicia" or: (a) at agencies at any level of government, customs houses and public service concessionaires for specific acts for which a second proxy is not necessary or not permitted; (b) for signing of contract instruments in solemnity or at which the presence of a second proxy is not possible; (c) for signing of documents of any kind which imply in an obligation for the company whose monetary limits shall be established by the Executive Board. plaintiff or defendant in courts of law or otherwise, including as regards the signature of documents constituting responsibility for this, by 2 (two) members of the Executive Board, or by 2 (two) proxies established in accordance with § 1 of this Article, or by 1 (one) proxy jointly with an Executive Officer. (...) §2 - The company may, moreover, be represented by a single proxy at the General Meetings of shareholders of the companies, consortia and other organizations in which it participates or for acts arising out the exercise of powers specified in a power of attorney "ad judicia" or: (a) at agencies at any level of government, customs houses and public service concessionaires for specific acts for which a second proxy is not necessary or not permitted; (b) for signing of contract instruments in solemnity or at which the presence of a second proxy is not possible; (c) for signing of documents of any kind which imply in an obligation for the company whose monetary limits shall be established by the Executive Board. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Article 36 - The Fiscal Council, a permanently Article 36 - The Fiscal Council, a permanently Legal and Economic Effects. There

Page 16 of 33 Current text of Bylaws Proposed text for Bylaws Justification functioning body, shall be formed of 3 (three) to 5 (five) principal members and an equal number of alternates, elected by the General Meeting, which shall fix their remuneration. functioning body, shall be formed of 3 (three) to 5 (five) principal members and an equal number of alternates, elected by the General Meeting, which shall fix their remuneration. are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Article 37 - The members of the Fiscal Council shall carry out their duties until the first Ordinary General Meeting to be held following their election, their re-election being permitted. Article 37 - The members of the Fiscal Council shall carry out their duties until the first Ordinary General Meeting to be held following their election, their re-election being permitted. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Article 39 - The Fiscal Council shall be responsible to exercise the functions attributed to it by the applicable prevailing legislation, in these Bylaws, and as regulated by its own Internal Rules to be approved by its members. (...) §3 - The members of the Fiscal Council shall provide, within at least 30 (thirty) days before the Annual Shareholders’ Meeting is held, their analysis of the management report and the financial statements. Article 39 - The Fiscal Council shall be responsible to exercise the functions attributed to it by the applicable prevailing legislation, in these Bylaws, and as regulated by its own Internal Rules to be approved by its members. (...) §3 - The members of the Fiscal Council shall provide, within at least 30 (thirty) days before the Annual Shareholders’ Meeting is held, their analysis of the management report and the financial statements. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Article 42 - After the constitution of the legal reserve, the employmentofthe remaining Article 42 - After the constitution of the legal reserve, the employment of the remaining portion of Legal and Economic Effects. There are no legal or economic effects to

Page 17 of 33 Current text of Bylaws Proposed text for Bylaws Justification portion of the net profit verified at the end of each financial year (which shall coincide with the calendar year) shall, on the motion of the Administration, be submitted to the decision of the General Meeting. the net profit verified at the end of each financial year (which shall coincide with the calendar year) shall, on the motion of the Administration, be submitted to the decision of the General Meeting. be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. Article 43 - The proposal for distribution of profit shall include the following reserves: (...) II. Investments Reserve, in order to ensure the maintenance and development of the main activities which comprise the company's purpose, in an amount not greater than 50% (fifty percent) of distributable net profit up to a maximum of the company's share capital. Article 43 - The proposal for distribution of profit shall include the following reserves: (...) II. Investments Reserve, in order to ensure the maintenance and development of the main activities which comprise the company's purpose, in an amount not greater than 50% (fifty percent) of distributable net profit up to a maximum of the company's share capital. Legal and Economic Effects. There are no legal or economic effects to be evaluated since this proposal reflects a mere spelling update in the Portuguese version of the Bylaws. CHAPTER VIII — SALE OF CONTROL AND C AN CELL ATIO N O F THE CO M P ANY’ S REGISTRATION AS A PUBLICLY HELD COMPANY Article 47 - The Sale of Control of the Company, whether through a single transaction or through a series of transactions, shall be undertaken pursuant to conditions precedent or conditions subsequent that the Purchaser undertakes to make a tender offer to purchase the common shares from the This amendment aims to adapt the Bylaws to the requirements set out in Item 8.1 of the Novo Mercado’s listing regulations. Legal and Economic Effects. The legal effect is to ensure holders of Vale common shares issued the right to sell their shares, on equal terms with the controlling shareholder, in case of a transfer of control of the Company. There is no economic addressing the possibility that a control of the Company is also shares the right to sell their shares Page 18 of 33 Current text of Bylaws Proposed text for Bylaws Justification company’s comm on shareholder s, in com pliance with the terms and conditions provided for under applicable law, so as to ensure them equal treatment as that given to the Selling Controlling Shareholder. effect to be considered in this amendment. Article 48 - The tender offer mentioned in the previous article shall also be required: I. when there is an remunerated transfer of share subscription rights and other securities or rights related to securities convertible into shares, which may result in the Sale of Control of the Company; or II. in case of transfer of the control of a company holding Control over the company, in which case the Selling Controlling Shareholder shall inform BM&FBOVESPA regarding the amount attributed to the company in this transfer and attach the documents evidencing such amount. This amendment aims to adapt the Bylaws to the requirements set out in Item 8.1.1 of the Novo Mercado’s listing regulations, tender offer for the transfer of undertaken. Legal and Economic Effects. The legal effect is to ensure holders of Vale common on equal terms with the controlling shareholder in the cases described therein. Article 49 • Any person who acquires Control under a private agreement entered into with the Controlling Shareholder for the purchase of any amount of shares shall: I. make the tender offer referred to in This amendment aims to adapt the Bylaws to the requirements set out on Item 8.2 of the Novo Mercado’s listing regulations, establishing additional rules for takeover tender offers. Legal and Economic Effects.

Current text of Bylaws	Proposed text for Bylaws	Justification
	Article 47 above; and II. pay, as indicated below, the amount equivalent to the difference between the tender offer price and the amount paid per any share acquired on a stock exchange in the six (6) months prior to the acquisition of Control, duly adjusted for inflation until the payment date. Such amount shall be distributed among all persons who sold the company's common shares during the trading sessions in which the Purchaser made the acquisitions, proportionally to the net daily selling balance of each, and BM&FBOVESPA will take measures to make the distribution pursuant to its regulations.	Ensures that the holders of Vale's common shares have the right to sell their shares on equal terms with the controlling shareholder in case of acquisition of control of the Company by means of private agreement entered into by the controlling shareholder related to any amount of Vale shares, as well as to guarantee, in such event, to the shareholders who have sold their shares in the stock market within 6 months prior to the control acquisition, the right to receive the value corresponding to the difference in price.
	Article 50 - For the purposes of these Bylaws, the following capitalized terms will have the following meanings: "Administrator(s)" means, when used in the singular, the company's Officers and members of the Board of Directors referred to individually, or, when used in the plural, the company's Officers and members of the Board of Directors referred to jointly. "Control" (as well as its related terms,	This amendment aims to adapt the Bylaws to the requirements set out on the Novo Mercado's listing regulations, incorporating the definitions contained in that regulation. ***Legal and Economic Effects***. The legal effect is to clarify the terms used in the Bylaws. There is no economic effect with the inclusion of the statutory definitions.

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Page 20 of 33 Current text of Bylaws Proposed text for Bylaws Justification “ Cont r olling Com pany” , “ Cont r olled,” or “ under Comm on Cont r ol” ) m eans t he power ef f e ctively used to direct corporate activities and guide the operation of a company’s bodies, d ir ectly or indir ectly, de f act o or de jure, regardless of the equity interest held, as well as to elect the majority of the administrators of a company. There is a rebuttable presumption of control for the person or Group of Shareholders that holds shares assuring it an absolute majority of votes of shareholders attending the last three General Meetings, even if it does not hold shares ensuring the absolute majority of the voting capital. “ Cont r olling Shar eholder ” m eans t he shareholder(s) or Group of Shareholders exercising Control of the company. “ Cont r olling Shar es” m eans t he set of shar es that directly or indirectly entitles its holder(s) to the individual and/or shared exercise of Control of the company. “ Economic Value” m eans t he value of t he company and of its shares as may be determined by a valuation firm using recognized methodology or based on other criteria as may be defined by the CVM.

Page 21 of 33 Current text of Bylaws Proposed text for Bylaws Justification “ Gr oup of Shar eho lder s” m eans a group of persons tied together by a voting agreement with any person (including, without limitation, any individual or legal entity, investment fund, condominium, securities portfolio, rights agreement or other form of organization, resident, domiciled or headquartered in Brazil or abroad), or which represents the same interest as the shareholder, which may subscribe for and/or acquire shares of the company. Among the examples of a person representing the same interest as the shareholder, which may subscribe for and/or acquire shares of the Company, is any person (i) who is directly or indirectly controlled or managed by such shareholder, (ii) who controls or manages, in any way, the shareholder, (iii) who is directly or indirectly controlled or managed by any person who directly or indirectly controls or manages such shareholder, (iv) in which the controller of such shareholder holds, directly or indirectly, an equity interest equal to or greater than thirty percent (30%) of the capital stock, (v) in which such shareholder holds, directly or indirectly, an equity interest equal to or greater than thirty percent (30%) of the capital stock, or (vi) who directly or indirectly holds an equity interest equal to or higher than thirty percent (30%) of the shar eholder ’s capit al st ock.

Page 22 of 33 Current text of Bylaws Proposed text for Bylaws Justification “ I ndependent Dir ector” is a m ember of t he board of directors characterized by: (i) not having any t ies t o t he company, except as a shar eholder ; (ii) not being a Controlling Shareholder or spouse or relative up to the second degree of a Controlling Shareholder, or not being or not having been, in the last three (3) years, tied to a company or entity related to the Controlling Shareholder (persons tied to public education and/or research institutions are excluded from this r estr ict ion) ; ( iii) not having been, in the last three (3) years, an employee or executive officer of the company, of its Controlling Shareholder or of a com pany cont r olled by t he company; ( iv) not being a direct or indirect supplier or purchaser of services and/or products of the company, in such an amount t hat would im ply loss of independence; ( v) not being an employee or administrator of a company or entity that is offering or purchasing services and/or products from the company, in such an amount that would im ply loss of independence; (vi) not being a spouse or relative up to the second degree of any m anag er of the com pany; and ( vii) not receiving any compensation from the company besides that related to the position as a director (cash compensation arising from equity ownership is excluded from such restriction). “ O ut st anding Shar es” m eans all shar es

Page 23 of 33 Current text of Bylaws Proposed text for Bylaws Justification issued by the company, except for shares held by the Controlling Shareholder, persons or legal entities related to such Controlling Shareholder or Administrators, shares kept in treasury and special class preferred shares. “ Purchaser ” m eans t he per son t o whom t he Selling Controlling Shareholder transfers the Controlling Shares in a Sale of Control of the Company. “ Sale of Contr ol of t he Company” m eans t he transfer to a third party, for consideration, of Controlling Shares. “ Selling Cont r olling Shareholder ” m eans t he Controlling Shareholder when it advances a Sale of Control of the Company. Article 51 - Any person, shareholder or Group of Shareholders who acquires or becomes, or has become, by any means, the holder of an amount equal to or greater than 25% (twenty-five percent) of t he company’s t otal issued comm on shar es or of its total capital stock, excluding shares held in treasury, shall, within thirty (30) days after the date of acquisition or the event resulting in the ownership of shares in an amount equal to or greater than the This rule aims to provide in the Bylaws the compulsory requirement for any person or group of people acquiring 25% or more of the total number of Vale common shares to make a tender offer for all Vale common shares or the total capital of Vale. Besides, the proposed text for Article 51, §

Page 24 of 33 Current text of Bylaws Proposed text for Bylaws Justification aforementioned limit, make or request the registration of, as the case may be, a tender offer for all common shares issued by the company (oferta pública para aquisição, or “ O PA”) , in compliance with applicable CVM and BM&FBOVESPA regulations and the terms of this article. §1 - The OPA shall be (i) addressed equally to all shareholders holding common shares issued by the company, (ii) made in an auction to be held at BM&FBOVESPA, (iii) launched at the price determined in accordance with the provisions of § 2 below, and (iv) paid in cash in Brazilian currency for t he acq uisit ion of t he company’s comm on shar es issued in the OPA. §2 - The minimum purchase price in the OPA of each common share issued by the company shall be equal to the greater of: (i) the Economic Value determined in an appraisal report; (ii) 120% of the weighted average unit price of the common shares issued by the company during the period of 60 (sixty) trading sessions prior t o t he O PA; and 7, aims to clarify that the exception to the tender offer will remain in force until the original term of Vale’s Shareholders Agreement, that is, November 09th, 2020. Therefore, a renewal of Vale’s Shareholders Agreement for after the date mentioned above will generate an obligation to make the tender offer in case the subscribers of Vale’s Shareholders Agreement, jointly, remain holding more than 25% (twenty-five percent) of the company’s total issued common shares or of its total capital stock. Legal and Economic Effects. This rule protects shareholders in case of an eventual takeover attempt by giving shareholders the right to sell their shares for a minimum price, based on the criteria to be expressly provided for in the Bylaws.

Page 25 of 33 Current text of Bylaws Proposed text for Bylaws Justification (iii) 120% of the highest price paid by the purchasing shareholder during the 12 (twelve) months before the purchasing shareholder attained a significant equity interest. §3 - The OPA referred to in the head paragraph of this article shall not exclude the possibility of another shareholder of the company or, as the case may be, the company itself, formulating a competing OPA, pursuant to the applicable regulations. §4 - The person, shareholder or Group of Shareholders shall be required to comply with any standard requests or requirements of the CVM related to the OPA, within the deadlines set forth in the applicable regulation. §5 - Any person, shareholder or Group of Shareholders that purchases or becomes the holder of other rights, including usufruct or trustee rights, related to the shares issued by the company in an amount equal to or greater than 25% (twenty•five percent) of the total common shares issued by the company or of the total capital stock, excluding the shares held in treasury, shall be equally required to, within no later than 60 (sixty) days from the date of such purchase or the event resulting in the

Page 26 of 33 Current text of Bylaws Proposed text for Bylaws Justification ownership of such rights related to shares in an amount equal to or higher than 25% (twenty•five percent) of the total common shares issued by the company or of the total capital stock, excluding the shares held in treasury, make or request the registration, as the case may be, of an OPA, as described in this Article 51. §6 - The obligations set forth in Article 254•A of Law No. 6,404/76 and in Articles 47, 48 and 49 hereof shall not exempt the person, shareholder or Group of Shareholders from performing the obligations included in this article. §7 -– Until November 9th, 2020, the provisions set forth in this Article shall not apply: (i) to the shareholders or Group of Shar eholder s bound by a shar eholder s’ agreement filed at the headquarters of the company on the date that the deliberations approved at the EXTRAORDINARY GENERAL MEETING held on [ and which, on the Base Date, were holders of at least 25% (twenty•five percent) of the total common shares issued by the company or of the total capital stock, excluding the shares held in treasury ( “ Ag r eem ent ” ); July 27th, 2017 ] became effective (“Base Date”),

Page 27 of 33 Current text of Bylaws Proposed text for Bylaws Justification (ii) to investors who may become party to an Ag r eem ent , pr ovided t hat such investor s’ equit y participation is acquired in accordance with the t erm s of t he r espect ive Ag reem ent ; (iii) to partners and/or shareholders of the signatories of an Agreement, who succeed such signatories in the ownership of their equity participation. §8 - The provisions of this Article 51 are not applicable if a shareholder or Group of Shareholders becomes the holder of an amount exceeding 25% (twenty•five percent) of the total common shares issued by the company or of the total capital stock, excluding the shares held in treasury, as a result of (a) the merger of another company into Vale, (b) the merger of shares of another company into Vale or ( c) t he subscr iption of Vale’s shar es, m ade in a single primary issuance approved at a general shar eholder s’ m eet ing convened b y t he Boar d of Directors, and which proposal of capital increase has determined the issue price of the shares based on an Economic Value obtained from an economic and financial appraisal report of the company prepared by an expert institution or firm with proven experience in the appraisal of publicly held

Current text of Bylaws	Proposed text for Bylaws	Justification
	companies. §9 - Involuntary increases of equity interest resulting from the retirement of treasury stock, repurchase of shares or reduction of the company's capital stock through the retirement of treasury stock shall not be included in the calculation of the percentage set forth in the head paragraph of this article. §10 - If the CVM regulation applicable to the OPA set forth in this article provides for the adoption of a criterion for determining the OPA acquisition price of each share issued by the company that results in an acquisition price higher than the acquisition price established under §2 above, the acquisition price in the OPA set forth in this article shall be that determined pursuant to the terms of the CVM regulation.	
	Article 52 - In the event that any person, shareholder or Group of Shareholders fails to comply with the obligation of making a tender offer in accordance with the rules, proceedings and provisions set forth in this Chapter (the "Defaulting Shareholder"), including with respect to compliance with the deadlines for making and requesting registration of such offering, or compliance with	This rule aims to establish the applicable consequences if a compulsory tender offer is not undertaken whenever required by law or by the Bylaws, such as, the convening of a General Shareholders' Meeting to decide on the suspension of shareholders'

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Page 29 of 33 Current text of Bylaws Proposed text for Bylaws Justification potential requests by CVM: (i) the Board of Directors of the company shall convene an E xt r aor dinar y Shar eholder s’ Meeting, in which the Defaulting Shareholder shall not be entitled to vote, to decide upon the suspension of the exercise of the rights of the Defaulting Shareholder, in accordance with Article 120 of Law No. 6,404/76; and (ii) in addition to the obligation of making a tender offer under the terms set forth herein, the Defaulting Shareholder shall be required to cause t he acq uisit ion price of each of t he com pany’s common shares in such tender offer to be fifteen percent (15%) higher than the minimum acquisition price determined for such tender offer. rights and the obligation to cause the acquisition price in such tender offer to be 15% higher than the minimum acquisition price determined for such tender offer. Legal and Economic Effects. The legal effect is to establish penalties for those shareholders who fail to comply with the obligation to undertake a tender offer for the acquisition of the Company’s shares, in addition to the option of the General Shareholders’ Meeting choosing to suspend shareholders’ rights. Article 53 • In the tender offer to be made by the Controlling Shareholder or by the company with the pur pose of canceling t he company’s r eg ist r at ion as a publicly held company, the minimum offering price shall correspond to the Economic Value as determined in the appraisal report prepared according to the terms contained in the head paragraph and in §1 of Article 54, in due compliance with the applicable legal rules and regulations. This amendment aims to adapt the Bylaws to the requirements set out in Item 10.2 of the Novo Mercado’s listing regulations, establishing the criteria to be adopted for setting of the price in a tender offer to cancel the Company’s registration as a publicly-held company. Legal and Economic Effects. This rule guarantees the shareholders’ right

Page 30 of 33 Current text of Bylaws Proposed text for Bylaws Justification to sell their shares in such tender offers at a minimum price based on criteria expressly set out in the Bylaws and in the Novo Mercado’s listing regulations. Article 54 - The appraisal report referred to in Articles 51 and 53 of these Bylaws shall be prepared by a specialized institution or firm with proven experience and with decision-making power independent from the company, its Administrators and/or the Controlling Shareholder(s), and the report shall also meet the requirements of Article 8, §1 of Law No. 6,404/76 and be subject to liability as set forth in §6 of the same article of Law No. 6,404/76. §1 • The choice of the specialized institution or firm responsible for determining the company’s Economic Value is attr ibut ed exclusiv ely to the general meeting, based on a list of three options submitted by the Board of Directors. The respective resolution, not counting blank votes, shall be taken by majority vote of shareholders representing the Outstanding Shares present at that meeting, which, if initiated at first call shall be attended by shareholders representing at least 20% (twenty percent) of the total Outstanding Shares, or if initiated at second call may be attended by any This amendment aims to adapt the Bylaws to the requirements set out in Item 10.1 of the Novo Mercado’s listing regulations, establishing the procedure for the choice of the valuation specialist in case of a tender offer, as established in the Bylaws. Legal and Economic Effects. The legal effect is to ensure that the appraisal report will be prepared by an independent and experienced valuation specialist, as indicated by the Board of Directors and chosen by the shareholders receiving the tender offer.

Page 31 of 33 Current text of Bylaws Proposed text for Bylaws Justification number of shareholders representing the Outstanding Shares. §2 - The costs for preparation of the appraisal report shall be fully borne by the offeror. Article 55 - The company shall not register any transfer of common shares to the Purchaser or to any person(s) who acquire(s) Control until such person(s) have complied with the provisions set forth in these Bylaws, subject to the provisions of Article 51. This amendment aims to not allow the Company to register the transfer of shares of a purchaser who acquires Control but does not comply with the relevant statutory provisions. Legal and Economic Effects. The prohibition against transferring shares in these situations ensures that statutory provisions will be complied with in case of transfer of control. Article 56 - No shar eholder s’ ag r eem ent t hat provides for the exercise of Control may be filed at t he com pany’s headq uar t ers unless t he sig nat or ies thereof have complied with the provisions set forth in these Bylaws, subject to the provisions of Article 51. This amendment aims to not allow the Company to register a shareholders’ agreement that has provisions related to the exercise of Control if its signatories do not comply with the statutory provisions. Legal and Economic Effects. To guarantee that the statutory provisions will be

Page 32 of 33 Current text of Bylaws Proposed text for Bylaws Justification complied with in case of transfer of control. Article 57 - Cases not expressly addressed in these Bylaws shall be resolved by the General Meeting and in accordance with Law No. 6,404/76. This amendment establishes that cases not expressly addressed in the Bylaws shall be resolved by the General Shareholders’ Meeting. Legal and Economic Effects. This statutory provision ensures that the decisions of the General Shareholders’ Meeting will be observed in cases not expressly addressed in the Bylaws, as per Article 121 of the Brazilian Corporate Law.

Page 33 of 33 Current text of Bylaws Proposed text for Bylaws Justification CHAPTER IX — ARBITRATION Article 58 - The company, its shareholders, Administrators and members of the Fiscal Council and of the Committees undertake to resolve by arbitration before the Market Arbitration Chamber (Câmara de Arbitragem do Mercado) any and all disputes or controversies that may arise between or among them, related to or resulting from, in particular, the application, validity, effectiveness, interpretation, breach and its effects of the provisions of Law No. 6,404/76, these Bylaws and the rules issued by the National Monetary Council, the Central Bank of Brazil and the CVM, as well as other rules applicable to the operation of capital markets in general. This amendment aims to adapt the Bylaws to the requirements set out in Items 13.1 and 13.2 of the Novo Mercado’s listing regulations, establishing the compulsory adoption of arbitration as the method of dispute resolution for disputes involving the Company, its shareholders, managers and members of the Fiscal Council. Legal and Economic Effects. The adoption of arbitration ensures greater effectiveness and speed in dispute resolutions involving the Company, its shareholders and its corporate bodies.